News Release

Integra Announces Definitive Agreement to Sell Integra Wealth Management & Trust Division to Old National Bank

•	Integra Wealth Management & Trust clients will immediately be serviced by Old National Wealth Management experts

EVANSVILLE, INDIANA – April 11, 2011 – Integra Bank Corporation (Nasdaq:IBNK), parent company of Integra Bank N.A., today announced the execution of a definitive agreement with Old National Bancorp whereby Old National will acquire Integra Wealth Management and Trust, a division of Integra Bank. As a result of a Servicing Agreement between the two companies, Old National Wealth Management client advisors will immediately begin servicing Integra Wealth Management and Trust clients.  The clients will have full access to Old National’s investment and trust experts.

This acquisition is subject to regulatory approval and satisfaction of customary closing conditions and is anticipated to close by July 1, 2011.

“Though disappointed to divest our wealth management and trust business, we believe this represents the best solution for our clients to ensure they continue to receive exceptional service and investment advice,” said Integra Bank Corporation Chairman & CEO Mike Alley.  “The Servicing Agreement will allow a smooth and timely transition as our two teams work together,” Alley added.

About Integra

Headquartered in Evansville, Indiana, Integra Bank Corporation is the parent of Integra Bank N.A.  As of December 31, 2010, Integra Bank has $2.4 billion in total assets.  Integra Bank currently operates 52 banking centers and 100 ATMs at locations in Indiana, Kentucky, and Illinois.  Integra Bank Corporation's common stock is listed on the Nasdaq Capital Market under the symbol IBNK.  Additional information may be found at www.integrabank.com.

Safe Harbor

Certain statements made in this release may constitute “forward looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  When used in this release, the words “may”, “will”, “should”, “would”, “anticipate”, “expect”, “plan”, “believe”, “intend”, and similar expressions identify forward-looking statements.  Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from the results, performance or achievements expressed or implied by such forward-looking statements.  There are a number of important factors that could cause our future results to differ materially from historical performance and these forward-looking statements.  Factors that might cause such a difference include, but are not limited to: (1) the results of examinations of us by regulatory authorities, including the possibility that any such regulatory authorities may, among other things, institute additional formal or informal enforcement actions against Integra Bank which could require us to increase our reserve for loan losses, write-down assets, change our regulatory capital position or affect our ability to borrow funds or maintain or increase deposits, which could adversely affect our liquidity and earnings; (2) our non-compliance with the Capital Directive; (3) our ability to improve the quality of our assets and maintain an adequate allowance for loan losses; (4) the adverse impact that Integra Bank’s capital ratios may have on the availability of funding sources; (5) the risks presented by continued unfavorable economic conditions in our market area, which could continue to adversely affect credit quality, collateral values, including real estate collateral and OREO properties, investment values, liquidity and loan originations, reserves for loan losses and charge offs of loans and loan portfolio delinquency rates; (6) changes in the interest rate environment that further reduce our net interest margin and negatively affect funding sources; (7) the lack of availability of capital or liquidity, which could impact our ability to continue as a going concern and could result in the FDIC being appointed receiver of Integra Bank; (8) the impact of our suspension of dividends on our outstanding preferred stock and deferral of payments on our subordinated debentures relating to our outstanding trust preferred securities; (9) our ability to regain compliance with the minimum bid requirement necessary to retain the listing of our common stock on the Nasdaq Stock Market; (10) competitive pressures among depository institutions; (11) effects of critical accounting policies and judgments; (12) changes in accounting policies or procedures as may be required by the financial institution regulatory agencies or the Financial Accounting Standards Board; (13) legislative or regulatory changes or actions, including financial reform legislation, or significant litigation that adversely affects us or our business; (14) changes to the regulatory capital treatment of our outstanding trust preferred securities; (15) future legislative or regulatory changes in the United States Department of Treasury’s Troubled Asset Relief Program Capital Purchase Program; (16) our ability to attract and retain key personnel; (17) our ability to secure confidential information through our computer systems and telecommunications network; and; (18) other factors we describe in the periodic reports and other documents we file with the SEC.  We undertake no obligation to revise or update these risks, uncertainties and other factors except as may be set forth in our periodic reports.

Contacts:

Mike Alley, Chairman and CEO – (812) 461-5795
Mike Carroll, Chief Financial Officer – (812) 464-9673
Gretchen Dunn, Shareholder Relations – (812) 464-9677

Web site:

http://www.integrabank.com